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                                                                    EXHIBIT 99.4



                                LETTER TO CLIENTS
                         REGARDING THE OFFER TO EXCHANGE
               $400,000,000 PRINCIPAL AMOUNT OF REGISTERED 7.416%
             SENIOR SECURED BONDS DUE DECEMBER 15, 2018 FOR ANY AND
           ALL OUTSTANDING UNREGISTERED $400,000,000 PRINCIPAL AMOUNT
              OF 7.416% SENIOR SECURED BONDS DUE DECEMBER 15, 2018
                                       OF
                               CE GENERATION, LLC

To Our Clients:

         We are enclosing herewith a Prospectus, dated [___________],1999, of CE Generation, LLC (the "Registrant") and a related Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by the Registrant to exchange $1000 principal amount of their 7.416% Senior Secured Bonds Due December 15, 2018 (the "New Securities"), pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), for each $1000 principal amount of their outstanding 7.416% Senior Secured Bonds Due December 15, 2018 (the "Old Securities"), of which a total of $400,000,000 in aggregate principal amount was issued on March 2, 1999 and is outstanding as of the date hereof, upon the terms and subject to the conditions set forth in the Exchange Offer.

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PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON [____________], 1999, UNLESS EXTENDED.
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         The Exchange Offer is not conditioned upon any minimum number of Old
Securities being tendered.

         We are the Registered Holder or DTC participant through which you hold an interest in the Old Securities. A tender of such Old Securities can be made only by us pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender your beneficial ownership of Old Securities held by us for your account.

         We request instructions as to whether you wish to tender any or all of your Old Securities held by us for your account pursuant to the terms and subject to the conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal that are to be made with respect to you as beneficial owner.

         Pursuant to the Letter of Transmittal, each holder of Old Securities must make certain representations and warranties that are set forth in the Letter of Transmittal and in the attached form that we have provided to you for your instructions regarding what action we should take in the Exchange Offer with respect to your interest in the Old Securities.